UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 7, 2008
DENBURY RESOURCES INC.
(Exact name of Registrant as specified in its charter)
Delaware
(State or other jurisdiction
of incorporation or organization)

1-12935	20-0467835

(Commission File Number)	(I.R.S. Employer Identification No.)

5100 Tennyson Parkway
Suite 1200
Plano, Texas	75024
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (972) 673-2000
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Second Amendment to Sixth Amended and Restated Credit Agreement
On October 7, 2008, Denbury Resources Inc. amended its credit facility with a group of 12 banks. The amendment (i) increases the banks’ commitment amount from $350 million to $750 million, (ii) maintains the borrowing base under the facility at $1.0 billion, (iii) allows the Company to divest its Barnett Shale properties, (iv) allows the Company to do a tax free like-kind exchange of its Barnett Shale properties for previously announced acquisitions of Conroe and Hastings fields and other unidentified oil and gas fields, (v) allows for additional permitted indebtedness of up to $600 million in the form of subordinated or convertible debt, and (vi) modifies the commitment fees and pricing grid for the loan.
The borrowing base under the credit facility represents the amount that can be borrowed from a credit standpoint, while the commitment amount is the amount the banks have committed to fund pursuant to the terms of the credit agreement. As of October 8, 2008, the Company has no borrowings outstanding under the credit facility.
Item 8.01 Other Events
On October 7, 2008, Denbury made the determination not to close the previously announced agreement to purchase an interest in the Conroe Field north of Houston, Texas for $600 million due to current conditions of the U.S. capital markets. Pursuant to the terms of the acquisition agreement, as the sole remedy of the seller of the Conroe Field, the Company will forfeit its $30 million non-refundable deposit that it paid when it entered into the purchase and sale agreement.
On October 8, 2008, Denbury Resources Inc. issued a press release announcing (i) the recent amendment to its bank credit facility, (ii) the cancellation of closing on its previously announced Conroe Field acquisition, (iii) that it had entered into oil derivative contracts for 2009, and (iv) anticipated capital budget for 2009. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.
On September 25, 2008, Denbury Resources Inc. issued a press release that provided a then updated estimate of anticipated production for the third quarter of 2008, updated for the production impact of Hurricanes Gustav and Ike. A copy of the press release is attached as Exhibit 99.2 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits

Exhibit Number	Document Name

Exhibit 99.1	Press release dated October 8, 2008
Exhibit 99.2	Press release dated September 25, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENBURY RESOURCES INC.

Date: October 8, 2008	By: Name:	/s/ Phil Rykhoek Phil Rykhoek
	Title:	Senior Vice President and Chief Financial Officer

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